Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND

FISCAL YEAR RESULTS

Melville, New York, Wednesday, April 29, 2015…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $36,241,000 for the fourth quarter ended March 1, 2015 compared to net sales of $38,151,000 for the fourth quarter ended March 2, 2014. Park's net sales for the fiscal year ended March 1, 2015 were $162,086,000 compared to net sales of $165,764,000 for the fiscal year ended March 2, 2014.

Park reported net earnings before special items of $4,977,000 for the fourth quarter ended March 1, 2015 compared to net earnings before special items of $4,364,000 for the fourth quarter of last fiscal year. In the fourth quarter ended March 1, 2015, the Company recorded a pre-tax charge of $206,000 related to a modification of previously issued employee stock options resulting from the special cash dividend paid by the Company in February 2015 and pre-tax restructuring charges of $193,000 related to the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In the fourth quarter ended March 2, 2014, the Company recorded a non-cash charge of $63,958,000 for the accrual of U.S. income taxes on the undistributed earnings of the Company’s subsidiary in Singapore. In addition, during the fourth quarter ended March 2, 2014, the Company recorded pre-tax charges of $1,208,000 related to a modification of previously issued employee stock options resulting from the special cash dividend paid by the Company in February 2014, a fee in connection with the previously announced retention of Bank of America Merrill Lynch for financial advisory services and the closure of the Company’s facility in Zhuhai, China mentioned above. Accordingly, the net earnings for the fourth quarter ended March 1, 2015 were $4,841,000 compared to a net loss of $60,024,000 for the fourth quarter ended March 2, 2014.

For the fiscal year ended March 1, 2015, Park reported net earnings before special items of $21,004,000 compared to net earnings before special items of $20,197,000 for the prior fiscal year. The current fiscal year included pre-tax charges of $1,645,000 related to a modification of previously issued employee stock options mentioned above, additional fees incurred in connection with the 2014 fiscal year-end audit, cost reduction initiatives in the United States and the facility closures mentioned above. The prior fiscal year included the charge of $63,958,000 related to the U.S. income tax on the undistributed earnings of the Company’s subsidiary in Singapore mentioned above, a tax benefit of $2,181,000 in connection with a tax refund related to amended federal income tax returns and pre-tax charges of $1,527,000 related to the stock option modification, the retention fee and the Zhuhai facility closure mentioned above. Accordingly, net earnings for the fiscal year ended March 1, 2015 were $20,043,000 compared to a net loss of $42,329,000 for the fiscal year ended March 2, 2014.

Park reported basic and diluted earnings per share before special items of $0.24 for the fourth quarter ended March 1, 2015 compared to basic and diluted earnings per share before special items of $0.21 for last year’s fourth quarter. Basic and diluted earnings per share were $0.23 for the fourth quarter ended March 1, 2015 compared to a basic and diluted loss per share of $2.88 for last year’s fourth quarter.

Park reported basic and diluted earnings per share before special items of $1.00 for the fiscal year ended March 1, 2015 compared to basic and diluted earnings per share before special items of $0.97 for the prior fiscal year. Basic and diluted earnings per share were $0.96 for the fiscal year ended March 1, 2015 compared to a basic and diluted loss per share of $2.03 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 34497367.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Tuesday, May 5, 2015. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 34497367 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as stock option modification, restructuring, tax, financial advisory services fee and audit fee charges and tax benefits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low-volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended
	3/1/15	3/2/14	11/30/14	3/1/15	3/2/14
Sales	$36,241	$38,151	$34,679	$162,086	$165,764

Net Earnings before Special Items[1]	$4,977	$4,364	$2,433	$21,004	$20,197
Special Items, net of Tax:
Restructuring Charges	(139)	(227)	(402)	(805)	(546)
Modification of Stock Options	3	(47)	-	3	(47)
Audit and Advisory Fees	-	(156)	-	(159)	(156)
Deferred Tax on Repatriation	-	(63,958)	-	-	(63,958)
Tax Benefit	-	-	-	-	2,181
Net Earnings	$4,841	$(60,024)	$2,031	$20,043	$(42,329)

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.24	$0.21	$0.12	$1.00	$0.97
Special Items:
Restructuring Charges	(0.01)	(0.01)	(0.02)	(0.03)	(0.03)
Modification of Stock Options	-	-	-	-	-
Audit and Advisory Fees	-	(0.01)	-	(0.01)	(0.01)
Deferred Tax on Repatriation	-	(3.07)	-	-	(3.06)
Tax Benefit	-	-	-	-	0.10
Basic Earnings (Loss) per Share	$0.23	$(2.88)	$0.10	$0.96	$(2.03)

Diluted Earnings before Special Items[1]	$0.24	$0.21	$0.12	$1.00	$0.97
Special Items:
Restructuring Charges	(0.01)	(0.01)	(0.02)	(0.03)	(0.03)
Modification of Stock Options	-	-	-	-	-
Audit and Advisory Fees	-	(0.01)	-	(0.01)	(0.01)
Deferred Tax on Repatriation	-	(3.07)	-	-	(3.06)
Tax Benefit	-	-	-	-	0.10
Diluted Earnings (Loss) per Share	$0.23	$(2.88)	$0.10	$0.96	$(2.03)

Weighted Average Shares Outstanding:
Basic	20,896	20,873	20,947	20,912	20,849
Diluted	20,937	20,873	20,989	20,986	20,849

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	3/1/2015	3/2/2014
Assets
Current Assets
Cash and Marketable Securities	$272,133	$270,356
Accounts Receivable, Net	21,431	22,881
Inventories	14,439	13,871
Prepaid Expenses and Other Current Assets	5,256	4,132
Total Current Assets	313,259	311,240

Fixed Assets, Net	26,537	29,674
Restricted Cash	-	25,000
Other Assets	10,886	11,179
Total Assets	$350,682	$377,093

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$10,000	$10,000
Accounts Payable	6,882	6,109
Accrued Liabilities	4,767	5,139
Income Taxes Payable	4,141	2,995
Current Deferred Income Taxes	3,934	-
Total Current Liabilities	29,724	24,243

Long-Term Debt	84,000	94,000
Deferred Income Taxes	54,155	58,124
Other Liabilities	1,204	183
Total Liabilities	169,083	176,550

Shareholders’ Equity	181,599	200,543

Total Liabilities and Shareholders' Equity	$350,682	$377,093

Additional information
Equity per Share	$8.69	$9.60
Total Cash, Restricted Cash and Marketable Securities	$272,133	$295,356

Comparative statements of operations (in thousands):

	13 Weeks Ended (unaudited)			52 Weeks Ended
	March 1, 2015	March 2, 2014	November 30, 2014	March 1, 2015	March 2, 2014

Net Sales	$36,241	$38,151	$34,679	$162,086	$165,764

Cost of Sales	24,986	27,701	26,081	113,133	117,664

Gross Profit	11,255	10,450	8,598	48,953	48,100
% of net sales	31.1%	27.4%	24.8%	30.2%	29.0%

Selling, General & Administrative Expenses	5,771	6,465	5,754	24,373	25,168

Restructuring Charge	193	227	636	1,179	546

Earnings from Operations	5,291	3,758	2,208	23,401	22,386

Interest:
Interest Income	232	176	222	827	460

Interest Expense	364	221	361	1,438	764

Net Interest Expense	(132)	(45)	(139)	(611)	(304)

Earnings before Income Taxes	5,159	3,713	2,069	22,790	22,082

Income Tax Provision	318	63,737	38	2,747	64,411

Net Earnings	$4,841	$(60,024)	$2,031	$20,043	$(42,329)

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended March 1, 2015			13 Weeks Ended March 2, 2014			13 Weeks Ended November 30, 2014
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	5,771	(206)	5,565	6,465	(981)	5,484	5,754	-	5,754
% of net sales	15.9%		15.4%	16.9%		14.4%	16.6%		16.6%

Restructuring Charge	193	(193)	-	227	(227)	-	636	(636)	-
% of net sales	0.5%		0.0%	0.6%		0.0%	1.8%		0.0%

Earnings from Operations	5,291	399	5,690	3,758	1,208	4,966	2,208	636	2,844
% of net sales	14.6%		15.7%	9.9%		13.0%	6.4%		8.2%

Earnings before Income Taxes	5,159	399	5,558	3,713	1,208	4,921	2,069	636	2,705
% of net sales	14.2%		15.3%	9.7%		12.9%	6.0%		7.8%

Income Tax Provision	318	263	581	63,737	(63,180)	557	38	234	272
Effective Tax Rate	6.2%		10.5%	1716.6%		11.3%	1.8%		10.1%

Net Earnings	4,841	136	4,977	(60,024)	64,388	4,364	2,031	402	2,433
% of net sales	13.4%		13.7%	-157.3%		11.4%	5.9%		7.0%

Reconciliation of non-GAAP financial measures (in thousands – unaudited), continued:

	52 Weeks Ended March 1, 2015			52 Weeks Ended March 2, 2014
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	24,373	(466)	23,907	25,168	(981)	24,187
% of net sales	15.0%		14.7%	15.2%		14.6%

Restructuring Charge	1,179	(1,179)	-	546	(546)	-
% of net sales	0.7%		0.0%	0.3%		0.0%

Earnings from Operations	23,401	1,645	25,046	22,386	1,527	23,913
% of net sales	14.4%		15.5%	13.5%		14.4%

Earnings before Income Taxes	22,790	1,645	24,435	22,082	1,527	23,609
% of net sales	14.1%		15.1%	13.3%		14.2%

Income Tax Provision	2,747	684	3,431	64,411	(60,999)	3,412
Effective Tax Rate	12.1%		14.0%	291.7%		14.5%

Net Earnings	20,043	961	21,004	(42,329)	62,526	20,197
% of net sales	12.4%		13.0%	-25.5%		12.2%